Participant Name: ###PARTICIPANT_NAME###
Employee Number: ###EMPLOYEE_NUMBER###
Grant Name: ###GRANT_NAME###
Grant Date: ###GRANT_DATE###
Total: ###TOTAL_AWARDS###
Acceptance Date: ###ACCEPTANCE_DATE###

Notice of Grant Of Restricted Stock Units Award	T. Rowe Price Group, Inc. ID: 52-2264646 100 E. Pratt Street Baltimore, MD 21202 USA

On ###GRANT_DATE### (the Grant Date), T. Rowe Price Group, Inc. (Price Group) granted you the above listed restricted stock units pertaining to Price Group common stock (the “Stock Units”) as a performance-based restricted stock unit award under Price Group’s 2020 Long-Term Incentive Plan (the “Plan”). The closing price of Price Group common stock on the Grant Date was ###MARKET_PRICE_AT_TIME_OF_GRANT### per share. This grant is intended to be a Performance Award as defined in the Plan. On vesting, the Stock Units earned convert to shares of Common Stock, as described in the Plan.

Performance Threshold: Price Group's operating margin (“OM”) for the three-year period measured from January 1, 2021 through December 31, 2023 (the “Performance Period”) is at least 50% of the average operating margin of the Peer Companies for the same period, subject to adjustment as described in the Statement of Additional Terms (the “Industry Average Margin”). Operating margin for Price Group and any Peer Company will be determined by dividing total net operating income by total revenues for the Performance Period, as reported in the consolidated financial statements filed with the Securities and Exchange Commission or, if the financial statements are not available for a Peer Company at the time of determination, as otherwise disclosed in a press release by the Peer Company; in each case as adjusted to exclude the effects of goodwill impairment, the cumulative effect of changes in accounting policies or principles, and gains or losses from discontinued operations, as each is reflected on the face of or in the notes to the relevant financial statements. For this purpose, the Peer Companies are the entities listed below, and the determination of the Industry Average Margin is subject to adjustment as described in the Plan.

•xxxxxxx	•xxxxxxx	•xxxxxxx
•xxxxxxx	•xxxxxxx	•xxxxxxx
•xxxxxxx	•xxxxxxx

The Executive Compensation and Management Development Committee of Price Group’s Board of Directors will determine, within 60 days after the close of the Performance Period, the extent to which the Performance Threshold has been achieved. Stock Units eligible to be earned according to the vesting schedule below will be determined as follows:

Price Group’s OM for the Performance Period as a percentage of the Industry Average Margin	Percentage of Stock Units Granted that are Earned
≥100%	100%
≥90%, but <100%	90%
≥80%, but <90%	80%
≥70%, but <80%	70%
≥60%, but <70%	60%
≥50%, but <60%	50%
<50%	0%

Vesting Schedule:
Except as otherwise provided in the Plan, so long as your Service with Price Group and/or its affiliates is continuous from the Grant Date through any Vesting Date below, you will vest in the corresponding percentage of the Stock Units earned (as determined in the table above) and they will be converted to shares of Common Stock.

###VEST_SCHEDULE_TABLE###
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